UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 26, 2010

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	98-0417780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant is filing this Amended Report on Form 8-K to amend its Current Report on Form 8-K filed with the Commission on December 27, 2010, to include a legal opinion regarding the validity of and authorized and issued status of the securities sold in connection with the Registrant’s Offering (as defined below).

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to terms of documents agreed to on December 26, 2010, and with a closing date of December 30, 2010 (the "Closing Date"), Lucas Energy, Inc. ("Lucas" or the "Company") sold an aggregate of 2,510,506 units pursuant to a Securities Purchase Agreement (the "Purchase Agreement") to certain institutional investors (the "Investors"), each consisting of (a) one share of common stock; (b) one Series B Warrant to purchase one share of common stock at an exercise price of $2.86 per share (the "Series B Warrants"); and (c) one Series C Warrant to purchase one share of common stock at an exercise price of $2.62 per share (the "Series C Warrants" and together with the Series B Warrants, the "Warrants", and collectively with the shares of common stock, the "Units").  Each Unit had a purchase price of $2.38, and the Company received an aggregate of $5,975,004 in gross funding in the transaction (the "Offering").  The Series B and Series C warrants, if exercised, will bring in gross proceeds of approximately $14.7 million for a total potential capital raise of approximately $20 million.

An investor in the Offering included Hall Phoenix Energy, LLC, who is a joint venture partner with Lucas in the Eagle Ford trend in South Texas.

The Purchase Agreement included a provision whereby the Company was prohibited from selling shares of common stock to the Investors representing more than 19.9% of the Company's common stock on the Closing Date.

Pursuant to the Purchase Agreement, the Company agreed that until the first anniversary of the Closing Date, the Company would not undertake any of the following, without the prior written consent of all of the Investors (as described in greater detail in the Purchase Agreement): (A), directly or indirectly, file any registration statement with the SEC (other than the Registration Statements in connection with the Offering), (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity securities, including without limitation any debt, preferred stock or other instrument or security (a "Subsequent Placement") or (C) be party to any solicitations or negotiations with regard to the foregoing.  Additionally, the Company agreed that until the second anniversary of the Closing Date, the Company would not, directly or indirectly, effect any Subsequent Placement unless the Company first provides the Investors notice of such Subsequent Placement and provides such Investors an opportunity to purchase up to 25% of the securities offered in such Subsequent Placement pursuant to the terms and conditions described in greater detail in the Purchase Agreement.

However, the above requirements do not apply to the Company's issuance or grant of any common stock issued or issuable: (i) in connection with any employee benefit plan approved by the Board (subject to a maximum of 150,000 shares to be issued to consultants in any calendar year); (ii) upon exercise of the Warrants; (iii) upon exercise of any options or convertible securities which are outstanding on the day immediately preceding the Closing Date; and (iv) in connection with mergers, acquisitions, strategic business transactions or joint ventures with a strategic partner who is not in the business of making financial investments, in each case with non-affiliated third parties and otherwise on an arm's-length basis, the primary purpose of which is not to raise additional capital (collectively (i) through (iv), "Excluded Securities"); provided that any shares issued or issuable in connection with any transaction contemplated by this clause (iv) that is either primarily (A) attributable to capital raising for the Company (other than nominal amounts of capital) or (B) to raise capital for the Company, directly or indirectly, in connection with any transaction contemplated by this clause (iv), including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be Excluded Securities.

Each Series B Warrant has an exercise price of $2.86.  The Series B Warrants are exercisable at any time for five years following the 185th day following the Closing Date.

Each Series C Warrant has an exercise price of $2.62 per share.  The Series C Warrants are exercisable for a 10 trading day period ending on the 216th day following the Closing Date, provided that the Company has the right to force the Investors to exercise the Series C Warrants if (a) the VWAP of the Company's common stock on the NYSE Amex exceeds $3.28 during the 11th through the 20th trading days immediately prior to the 216th day following the Closing Date; or (b) if on the 216th day following the Closing Date, the exercise price of $2.62 per share is less than the lower of (x) the VWAP for the ten days immediately preceding such date, and (y) the closing bid price on such date, subject in each case to the Company meeting certain requirements and maintaining certain conditions as set forth in such Series C Warrant.  The Class C Warrants expire automatically if not exercised by the 216th day following the Closing Date (unless such date falls on a holiday or weekend, in which case the next non-holiday or weekend date).

The Warrants have cashless exercise rights if the registration statement pursuant to which the Warrants were issued is not effective and available for use at the time of any proposed exercise.  The Warrants also include a provision whereby the Investors are not eligible to exercise any portion of the Warrants that would result in them becoming a beneficial owner of more than 9.99% of the Company's common stock.

The Company previously engaged TriPoint Global Equities (the "Agent") as placement agent in connection with the sale of securities in the Offering and agreed to pay the Agent a cash fee of 6% of the offering proceeds, $358,500, and to grant the Agent warrants to purchase up to 150,630 shares of common stock (equal to 2% of the total shares of common stock issuable in connection with the Offering) which warrants will have three year terms and an exercise price of $2.98 per share (the "Agent Warrants").   The Company also agreed to pay fees to counsel for the lead Investor in connection with the Offering for due diligence and legal fees, which fees are not to exceed $35,000.

The Units are being offered through a prospectus supplement and accompanying base prospectus pursuant to the Company’s effective shelf registration statement, previously filed and declared effective by the Securities and Exchange Commission, the filing of which prospectus supplement is a required term of the closing of the Offering.

The description of the Purchase Agreement and Warrants described above are qualified in all respects by the actual terms and conditions of the Purchase Agreement and Warrants as incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

5.1*	Opinion of Woodburn and Wedge

10.1(1)	Securities Purchase Agreement

10.2(1)	Form of Series B and C Warrant

23.1*	Consent of Woodburn and Wedge (included in the opinion filed as Exhibit 5.1)

99.1(1)	Press Release

* Filed herewith.
(1) Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on December 27, 2010, and incorporated by reference herein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: / s / William A. Sawyer
Name: William A. Sawyer
Title: President & CEO

Date: January 11, 2011